Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Wrap Technologies, Inc. of our report dated March 6, 2018, relating to the financial statements of Wrap Technologies, Inc., which appears in such Registration Statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
November 28, 2018